Exhibit 4.3


                               CERTIFICATE OF FORMATION
                                          OF
                                   ICG FUNDING, LLC


                    This Certificate of Formation of ICG Funding, LLC (the "LLC") dated September 17, 1997, is being duly executed and filed by ICG Communications, Inc., as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act, 6 Del. C. Section 18-101, et seq.
                                                 -- ----


          FIRST:    The name of the LLC formed hereby is:

                         ICG Funding, LLC

          SECOND: The address of the registered office of the LLC in the State of Delaware is:

                         1013 Centre Road
                         New Castle County
                         Wilmington, Delaware 19805

          THIRD: The name and address of the registered agent for service of process on the LLC in the State of Delaware are:

                         Corporation Service Company
                         1013 Centre Road
                         New Castle County
                         Wilmington, Delaware 19805


                    IN WITNESS WHEREOF, the undersigned has caused this Certificate of Formation to be executed as of the date first above written.


                                   ICG COMMUNICATIONS, INC.,
                                        An Authorized person


                                        By: /s/ J. Shelby Bryan
                                           -----------------------------
                                        Name:   J. Shelby Bryan
                                        Title:  President and Chief
                                                  Executive Officer